NEWS RELEASE

BROOKFIELD HOMES REPORTS FIRST QUARTER EARNINGS AND
CURRENT 2004 SALES IN HAND OF 80%

Investors, analysts and other interested parties can access Brookfield Homes’ Supplemental Information Package on Brookfield Homes’ website under the Investor Relations/Financial Reports section at www.brookfieldhomes.com. Brookfield Homes’ first quarter investor conference call can be accessed by teleconference on May 5, 2004 at 11:00 am (Eastern Time) at 416-695-5261 or 1-800-446-4472. The archived teleconference may be accessed by dialing 1-888-509-0082. Alternatively, the conference call can be accessed by Webcast on Brookfield Homes’ website at www.brookfieldhomes.com.

Del Mar, California, May 4, 2004 — (BHS: NYSE) Brookfield Homes Corporation today announced strong financial results for the quarter ended March 31, 2004:

•	Revenue totaled $144 million, similar to revenue for the same period in 2003. Included in the revenues for 2003 is $52 million from the bulk land sale of 2,600 lots in Riverside County, California. The 2004 increase in revenue from housing is primarily due to an increase in active selling communities resulting in 53% more home closings over the same period in 2003.

•	Net income totaled $10 million, compared to $15 million for the same period in 2003, which included gains of $9.6 million from the bulk land sale. On a comparative basis, excluding the gain on the bulk land sale, net income increased by $5 million.

“The continued strength of the residential markets in California and Northern Virginia, and our current mix of higher priced projects contributed to increased operating returns for the company during the quarter. In addition, our strong backlog of home deliveries for 2004 confirms our strategy of investing in supply-constrained, high growth markets,” commented Ian Cockwell, Brookfield Homes’ President and Chief Executive Officer.

First Quarter 2004 Financial and Operating Highlights

Results of Operations	Three Months Ended March 31

(Millions, except per share amounts) (unaudited)	2004	2003
Housing revenue	$139	$82
Total revenue	144	144
Gross margin, excluding bulk land sales	38	22
Net income	10	15

Earnings per share — diluted
— Excluding bulk land sales	$0.31	$0.15
— Bulk land sales	—	0.30

	$0.31	$0.45

Operating Highlights

•	As a result of strong market conditions and growth in the number of active selling communities, the company closed or has in backlog 80% of its planned 1,750 home closings for 2004. This compares to 70% in 2003.

•	A summary of first quarter 2004 operating highlights by region follows:

>	San Francisco Bay Area — Opened two new housing communities in Windemere with strong market acceptance and sales, and acquired control of over 800 lots.

>	San Diego / Riverside — Advanced development at its major projects in San Diego and successfully launched three new communities with strong market acceptance.

>	Southland / Los Angeles — Sold 140 homes during the quarter, an increase of 79 units over the same period in 2003.

>	Northern Virginia — Continued to develop the current phases of the Braemar master-planned community and optioned a further 700 lots near Braemar, building on the success of this active selling community.

Special and Regular Dividend Declaration

As previously announced, Brookfield Homes declared a special dividend of $9.00 per share comprised of $4.50 in cash and $4.50 in principal amount of the company’s 12% senior subordinated notes due 2020, which are redeemable at the option of the company at any time at par.

The company arranged for payment of the special dividend on April 30, 2004. As a result of the deferred ex-dividend date of Monday, May 3, 2004, it is expected that non-registered shareholders, for example those holding shares through a broker, will have their subordinated note position and any fractional interests finalized on or about May 6, 2004. On May 3, 2004, the subordinated notes became eligible for trading on the New York Stock Exchange through its Automated Bond System under the symbol BHS20.

On May 4, 2004, the board of directors declared a regular semi-annual dividend on its common shares of $0.08 per share payable on June 30, 2004 to stockholders of record on June 15, 2004.

Outlook

“We remain on track to deliver at least 1,750 homes in 2004 and 2,000 homes in 2005. The risk of a possible rise in interest rates has not impacted our markets, where buyers continue to fuel the demand for move-up and luxury housing. Our earnings guidance for 2004 increased to $3.48 per share, which excludes any gains on bulk land sales. Our strong operating results in 2003, in part as a result of bulk land sales, provided us with a unique opportunity to return capital to our shareholders. With $70 million of cash and cash equivalents currently remaining on our balance sheet and our 22,000 lots controlled, we are in a strong position to deliver future bottom-line growth,” concluded Cockwell.

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Brookfield Homes Corporation

Brookfield Homes Corporation is a residential homebuilder and land developer, building homes and developing land in master-planned communities and infill locations. We design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. We also develop land for our own communities and sell lots to other homebuilders. Our portfolio includes over 22,000 lots owned and controlled in the San Francisco Bay Area; Southland / Los Angeles; San Diego / Riverside; Sacramento; and Northern Virginia markets. For more information, visit the Brookfield Homes website at www.brookfieldhomes.com.

Contact Information:

Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com

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Note: Certain statements in this press release that are not historical facts, including information concerning the special dividend payment, possible or assumed future results of operations of the company, expected home closings and deliveries (and the timing thereof), targeted 2004 earnings guidance, the company’s future outlook and growth plans, and those statements preceded by, followed by, or that include the words “planned”, “should”, “goals”, “expected”, “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Brookfield Homes Corporation
Consolidated Statements of Income

	(unaudited)
	Three Months Ended
	March 31
(thousands, except per share amounts)	2004	2003
Revenue
Housing	$138,958	$81,443
Land and other revenues	4,231	60,332
Equity in earnings from housing and land joint ventures	851	2,213

Total revenue	144,040	143,988
Direct cost of sales	106,171	103,681

	37,869	40,307
Selling, general and administrative expense	16,171	9,735
Interest expense	3,880	5,511
Minority interest	2,146	774

Net income before taxes	15,672	24,287
Income tax expense	5,955	9,707

Net income	$9,717	$14,580

Weighted average shares outstanding
Basic	30,881	32,074
Diluted	31,423	32,221
Earnings per share
Basic	$0.31	$0.46
Diluted	$0.31	$0.45

Brookfield Homes Corporation
Condensed Balance Sheets

	(unaudited)
(thousands)	March 31, 2004	December 31, 2003
Assets
Housing and land inventory	$632,539	$567,302
Investments in housing and land joint ventures	75,154	78,198
Consolidated land inventory not owned	33,931	25,542
Receivables and other assets	64,213	80,346
Cash and cash equivalents	221,059	218,606
Deferred tax asset	40,043	43,446

	$1,066,939	$1,013,440

Liabilities and Stockholders’ Equity
Project specific and other financings	$456,574	$426,311
Accounts payable and other liabilities	153,101	145,090
Minority interest	65,289	59,781
Stockholders’ equity	391,975	382,258

	$1,066,939	$1,013,440

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